UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 10, 2009

Cardinal Health, Inc.

(Exact Name of Registrant as Specified in its Charter)

Ohio

(State or Other Jurisdiction of Incorporation)

1-11373	31-0958666
(Commission File Number)	(IRS Employer Identification Number)

7000 Cardinal Place, Dublin, Ohio 43017

(Address of Principal Executive Offices, Including Zip Code)

(614) 757-5000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On November 10, 2009, Cardinal Health Funding, LLC (“Funding”), a receivables financing subsidiary of Griffin Capital, LLC (“Griffin Capital”), a receivables financing subsidiary of Cardinal Health, Inc. (the “Company”), Ranger Funding Company LLC (“Ranger”), Bank of America, N.A., Windmill Funding Corporation (“Windmill”), The Royal Bank of Scotland plc (as successor to ABN AMRO Bank N.V.), Atlantic Asset Securitization LLC (“Atlantic”), Calyon New York Branch (“Calyon”), Victory Receivables Corporation (“Victory”) and The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch entered into a Third Amendment to the Third Amended and Restated Receivables Purchase Agreement (the “Amendment”). The Third Amended and Restated Receivables Purchase Agreement (as amended, the “Receivables Purchase Agreement”) was entered into on November 19, 2007 among Funding, Griffin Capital, Variable Funding Capital Company, LLC, Victory, Windmill, Wachovia Bank, National Association, The Bank of Tokyo-Mitsubishi UFJ, Ltd., acting through its New York Branch, The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, as managing agent, ABN AMRO Bank N.V., individually and as managing agent, and Wachovia Capital Markets, LLC, as agent. Certain of the parties to the Receivables Purchase Agreement have changed since its execution. The main effect of the Amendment is to extend the $950 million revolving receivables purchase facility thereunder (the “Facility”) for an additional 364 days.

From time to time, the financial institutions that are parties to the Receivables Purchase Agreement or their affiliates have performed, and may in the future perform, various commercial banking, investment banking and other financial advisory services for the Company and its affiliates, including in connection with the spin-off of CareFusion Corporation, for which they have received, and will receive, customary fees and expenses. In particular, Bank of America, N.A., The Bank of Tokyo-Mitsubishi UFJ, Ltd. and The Royal Bank of Scotland plc or their affiliates currently act as members of the lending syndicate under the Company’s $1.5 billion revolving credit facility. Banc of America Securities LLC also participates as a dealer under the Company’s $1.5 billion commercial paper program.

The Amendment is filed as Exhibit 10.1 to this report and the foregoing description is qualified by reference to the full text of the Amendment set forth in the exhibit. The Receivables Purchase Agreement is filed as Exhibit 10.1 to the Form 8-K filed on November 19, 2007 and the foregoing description is also qualified by reference to the full text of the agreement set forth in that exhibit. The First Amendment, dated as of November 13, 2008, to the Third Amended and Restated Receivables Purchase Agreement, dated as of November 19, 2007 is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on November 18, 2008 and the foregoing description is also qualified by reference to the full text of the agreement set forth in that exhibit. The Second Amendment and Joinder to the Third Amended and Restated Receivables Purchase Agreement and Amendment to the Performance Guaranty, dated as of May 1, 2009 is filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 and the foregoing description is also qualified by reference to the full text of the agreement set forth in that exhibit.

Item 8.01	Other Events

In Exhibit 99.1 to this report, the Company reflects for all periods presented in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2009 (the “2009 Form 10-K”), the following reclassifications and changes that occurred in the quarter ended September 30, 2009:

•	the reclassification of the CareFusion segment (as defined below) as discontinued operations and the associated reallocation of certain general corporate costs to the remaining segments; and

•	a change in the reportable segments presented by the Company.

As required by applicable accounting standards, the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2009 (the “September 30, 2009 Form 10-Q”) and consolidated financial statements issued by the Company reflect this reclassification and change to the Company’s reportable segments, including reclassification of all comparative prior period information.

Effective August 31, 2009, the Company transferred the businesses comprising the CareFusion segment to CareFusion Corporation (“CareFusion”) and completed the distribution to its shareholders of approximately 81% of the then outstanding common stock of CareFusion, with the Company retaining 41.4 million shares of CareFusion common stock (the “Spin-Off”). Per the requirements of the private letter ruling obtained from the Internal Revenue Service regarding the tax free nature of the Spin-Off, the Company is required to dispose of the retained shares of CareFusion common stock within five years of the Spin-Off. While the Company is a party to a separation agreement and various other agreements relating to the separation, including a transition services agreement, a tax matters agreement, an employee matters agreement, intellectual property agreements and certain other commercial agreements, the Company has determined that it has no significant continuing involvement in the operations of CareFusion. Accordingly, the net assets of CareFusion are presented separately as held for sale and discontinued operations and the operating results are presented within discontinued operations for all periods presented in Exhibit 99.1 to this report.

For fiscal 2009, the Company had three reportable segments — Healthcare Supply Chain Services, Clinical and Medical Products and All Other. Effective July 1, 2009 and in anticipation of the Spin-Off, the Company changed its reportable segments to: Pharmaceutical, Medical and CareFusion. The Pharmaceutical segment encompasses the businesses previously within the Healthcare Supply Chain Services segment that distributed pharmaceutical, radiopharmaceutical and over-the-counter healthcare products as well as the businesses previously within the All Other segment. The Medical segment encompasses the remaining businesses within the Healthcare Supply Chain Services segment as well as certain surgical and exam gloves, surgical drapes and apparel and fluid management businesses previously within the Clinical and Medical Products segment. The CareFusion segment encompasses the businesses previously within the Clinical and Medical Products segment excluding the above-referenced surgical and exam gloves, surgical drapes and apparel and fluid management businesses and includes all businesses included in the Spin-Off.

In connection with the Spin-Off, the Company reorganized its reportable segments into two segments: Pharmaceutical and Medical. The following is a description of the two segments:

•

The Pharmaceutical segment distributes pharmaceutical products, over-the-counter healthcare products and consumer health products and provides support services to retail customers, hospitals and alternate care providers in the United States and Puerto Rico. It also provides services to branded pharmaceutical manufacturers and operates a pharmaceutical repackaging and distribution program for chain and independent pharmacy customers and alternate care customers. In addition, this segment operates centralized nuclear (radiopharmaceutical) pharmacies, provides third-party logistics support services and distributes therapeutic plasma to hospitals, clinics and other providers located in the United States. It also franchises apothecary-style retail pharmacies through its Medicine Shoppe International, Inc. and Medicap Pharmacies Incorporated franchise systems. Finally, it provides pharmacy management services to hospitals and other healthcare facilities.

•

The Medical segment develops, manufactures and distributes medical and surgical products, including sterile and non-sterile procedure kits, to hospitals, surgery centers, laboratories, physician offices and other healthcare providers in the United States, Canada and Puerto Rico. The medical and surgical products manufactured by the business, including single-use surgical drapes, gowns and apparel, exam and surgical gloves and fluid suction and collection systems, are also sold in various regions of the world outside of the United States, including countries in North America, Europe, and Asia.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Items 6, 7, 7A and 8 of Part II of the 2009 Form 10-K, updated to reflect the reclassifications and changes described above, are being filed as Exhibit 99.1 to this report and are hereby incorporated by reference herein. No items of the 2009 Form 10-K other than those identified above are being revised by this filing. Information in the 2009 Form 10-K is generally stated as of June 30, 2009, and this filing does not reflect any subsequent information or events other than the reclassification and other changes described above and the subsequent events disclosure in Note 21 of “Notes to Consolidated Financial Statements” included under Item 8. Without limitation of the foregoing, this filing does not purport to update the Management’s Discussion and Analysis of Financial Condition and Results of Operations contained in the 2009 Form 10-K for any forward-looking statements, other than the events described above. More current information is contained in the September 30, 2009 Form 10-Q and the Company’s other filings with the U.S. Securities and Exchange Commission for periods and events occurring after June 30, 2009. This report should be read in conjunction with the 2009 Form 10-K, and the September 30, 2009 Form 10-Q and other filings.

Exhibit No.	Description of Exhibit

10.1	Third Amendment, dated as of November 10, 2009, to the Third Amended and Restated Receivables Purchase Agreement, dated as of November 19, 2007.

23.1	Consent of Independent Registered Public Accounting Firm

99.1	Updated Items 6, 7, 7A and 8 of Part II of the 2009 Form 10-K

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cardinal Health, Inc.
(Registrant)

Date: November 16, 2009	By:	/S/ STUART G. LAWS
	Name:	Stuart G. Laws
	Title:	Senior Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Third Amendment, dated as of November 10, 2009, to the Third Amended and Restated Receivables Purchase Agreement, dated as of November 19, 2007.

23.1	Consent of Independent Registered Public Accounting Firm

99.1	Updated Items 6, 7, 7A and 8 of Part II of the 2009 Form 10-K